United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

                             October 13, 2008
Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.
(Exact Name of Registrant as Specified in Charter)

              1-6479-1
Commission File Number

Delaware (State or other jurisdiction of incorporation)	13-2637623 (I.R.S. Employer Identification Number)

666 Third Avenue
                     New York, New York 10017
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code(212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01     Other Events.

On October 13, 2008, Overseas Shipholding Group, Inc. (“OSG”), together with Euronav NV (“Euronav”) issued a press release announcing a $500 million senior secured term loan to finance the acquisition of TI Asia and TI Africa by joint venture companies owned equally by Euronav and OSG and the conversion of the ships into FSO (Floating Storage Offloading) service vessels. The vessels are scheduled to deliver to Maersk Oil Qatar on the Al Shaheen field offshore Qatar and start operation respectively on July and September 2009.

The credit facility is provided by ING, Fokus Bank, Fortis Bank (Belgium), Sumitomo Mitsui Banking Corporation, BNP Paribas and Nordea, acting as lead arrangers and ING as global coordinator and facility agent, and Danish Ship Finance, Deutsche Schiffsbank, Dexia Bank, Scotia Bank and Helaba Landesbank Hessen-Thuringen acting as co-arrangers. The facility has an eight-year maturity from the delivery dates of each of the two vessels on site. Borrowings under this facility bear interest at a rate based on LIBOR.

A copy of the press release is attached to this Report as Exhibit 99.1 and is hereby incorporated by reference.

Section 9 - Financial Statements and Exhibits.

Item 9.01    Financial Statements and Exhibits.

(d)      Press Release of OSG dated October 13, 2008.

Exhibit No.	Description
99.1	Press Release of OSG dated October 13, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC. (Registrant)

Date: October 14, 2008	By: /s/James I. Edelson
Name: James I. Edelson Title: General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of OSG dated October 13, 2008